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                                                                     EXHIBIT (j)

                   [Mathieson Aitken Jemison, LLP Letterhead]

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion by reference to Post-Effective Amendment No. 9 under the Securities Act of 1933 and Amendment No. 8 under the Investment Company Act of 1940, on Form N-1A of American Heritage Growth Fund, Inc. of our report dated March 29, 2000 on our examination of the financial Statements of such company. We also consent to the reference to our firm in such Registration Statement.


              /s/  MATHIESON AITKEN JEMISON, LLP

MATHIESON AITKEN JEMISON, LLP

May 23, 2000